US AIRWAYS FILES FOR DISTRESS TERMINATION OF
PILOT DEFINED BENEFIT PENSION PLAN AND APPROVAL
OF A NEW PILOT DEFINED CONTRIBUTION PENSION PLAN

Company Commits $850 Million Over Next Seven Years to Fund Pilot Pensions

New Defined Contribution Plan to Adhere to December 2002 ALPA Agreement

If Approved, PBGC to Administer Benefits of Existing Defined Benefit Plan As Part of Plan for Airline to Emerge from Chapter 11 by March 31

     ARLINGTON, Va., Jan. 30, 2003 - US Airways has filed formal notice with the Pension Benefit Guaranty Corporation (PBGC) of its intent to terminate the existing defined benefit pension plan for its pilots effective March 31, 2003, and to replace that plan with a defined contribution plan that will commit the company to invest $850 million in pilot pension contributions for more than 3,700 pilots over the next seven years, consistent with an agreement made with the Air Line Pilots Association (ALPA) in December 2002. Separately, a similar motion will be filed with the U.S. Bankruptcy Court later today.

     The intent to terminate was the only remaining option for the company after regulatory and legislative efforts to allow for a stretch-out of funding obligations for the plan through a restoration funding proposal were denied, on legal grounds by the PBGC and defeated by the U.S. Senate. Today's action initiates a 60-day process, by which if approved by the Bankruptcy Court and the PBGC, should result in termination of the current defined benefit plan in conjunction with US Airways' planned emergence from Chapter 11 on March 31, 2003, if no legislative relief is granted by that date.

    "We are communicating directly with our pilots on the reasons for this action, as well as to underscore our commitment to fund a replacement defined contribution plan under the guidelines of an agreement that was made with ALPA in December, should a plan termination be required," said David Siegel, US Airways president and chief executive officer. "Under that agreement with ALPA, the company will contribute $850 million over the next seven years to a new defined contribution plan. While our preference was to find a way to prevent plan termination of the existing defined benefit plan - and we will continue to seek a legislative solution should Congress address pension funding issues this year - we believe we have constructed a replacement defined contribution plan that provides our pilots with a competitive pension that targets the equivalent of a $1 million pension package for a captain retiring after 30 years of service."

     "I have tremendous admiration and appreciation for the leadership the pilots have shown in leading all employee groups with pay and productivity concessions, which is why we have worked so hard to find a solution. We are committing an amount equal to an average of 27 percent of total pilot wages to be contributed to new pension accounts that will be at a targeted contribution level for each pilot, based on age and seniority," said Siegel.

     Siegel said that the PBGC has indicated that it will not oppose the proposed follow-on pension plan. The funding levels for the new pension plan are consistent with the company's plan of reorganization. Separately, the company is awaiting the final approval from the Air Transportation Stabilization Board (ATSB) on its application for a $900 million federal guarantee of a $1 billion loan. The proceeds from the loan, as well as a $240 million investment from the Retirement Systems of Alabama (RSA), would provide the airline with new capital, available upon emergence from Chapter 11.

     The PBGC regulates pension plan terminations. The company said that during its discussion with the PBGC on a proposed replacement plan, it was made clear that a replacement plan must be a defined contribution plan and cannot replicate current defined benefit plan benefits. The company expressed appreciation to the PBGC for its expeditious review of its proposed replacement plan, and its flexibility in allowing a plan that takes into account the unique factors of the pilot work force, including federal regulations that require commercial airline pilots to retire at age 60.

     The company has made adequate contributions to the plan, but the value of the assets has declined with the prolonged bear market and the lowest interest rates in 40 years. Those factors led to future funding obligations the company could not meet under the emergence business plan contained in its Disclosure Statement that is being mailed to creditors on Jan. 31, 2003, in connection with the plan solicitation procedures also approved by the Bankruptcy Court on Jan. 17, 2003.

     The company's motion for termination is scheduled to be heard before Judge Stephen S. Mitchell at an omnibus hearing on Feb. 20, 2003. Objections to the motion must be filed and served no later than Feb. 13, 2003.

     "In the coming weeks, we will be making more information available to current pilots and retirees about the proposed termination," said Siegel. "On an individual level, we will be able to give each active pilot an estimate of what their defined benefit from the existing plan will be as administered by the PBGC, as well as what the target contribution will be for the new plan. We completely understand how important this matter is to pilots and their families, which is why we want to quickly make detailed information available."

     On Jan. 17, 2003, US Airways was given authorization by the U.S. Bankruptcy Court of the Eastern District of Virginia in Alexandria to solicit approval from its creditors on its plan of reorganization that provides for the airline's emergence from Chapter 11 protection in March 2003. On Jan. 31, 2003, the company will mail notice of the hearing on the final approval of its plan of reorganization scheduled for March 18, 2003, to more than 144,000 interested parties. The mailing will initiate a 38-day process in which qualified claim holders will be allowed to vote on the company's plan. The disclosure statement and plan of reorganization assume a solution to the pension-funding obligation.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. On Jan. 17, 2003, the Bankruptcy Court approved the company's Disclosure Statement with respect to its First Amended Plan of Reorganization and authorized a balloting and solicitation process that will commence on Jan. 31, 2003, and conclude on March 10, 2003. A hearing on confirmation of the First Amended Plan of Reorganization is scheduled to commence in the Bankruptcy Court on March 18, 2003. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan, which can only occur based on the official disclosure statement package that is being mailed on Jan. 31, 2003. The company will emerge from Chapter 11 if and when the Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

Certain of the information contained in the Plan and Disclosure Statement should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to operate pursuant to the terms of the DIP facility; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; and the ability of the company to attract and retain customers; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the company's products; and other risks and uncertainties listed from time to time in the company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

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